For period ending 9-30-97
File Number 811-4767



Item 77.O Transactions effected pursuant to Rule 10f-3.

        The following Rule 10f-3 transactions were effected by the Heritage Income-Growth Trust:

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                                          Date                            Securities
       Security:            Date of    offering   Purchase                 acquired        Amount        Total
                            Purchase:  commenced:  price:   Commission:      from:       purchased:    Offering:

1.  Hertz Corporation        04/25/97   04/25/97    24.00     $ 0.76      J.P. Morgan     $ 94,800   $417,600,000

2.  Boston Properties, Inc.  06/18/97   06/18/97    25.00     $ 0.95     Merrill Lynch    $375,000   $785,000,000

3.  Equity Office            07/08/97   07/08/97    21.00     $ 0.82     Merrill Lynch    $420,000   $525,000,000
    Properties Trust

4.  Forum Capital            08/06/97   08/06/97   100.00     $ 2.10     Forum Capital    $950,000   $100,000,000

5.  Pan Pacific Retail       08/08/97   08/08/97    19.50     $ 0.70    Prudential/DLJ    $234,000   $136,500,000
    Properties

6.  SL Green Realty          08/15/97   08/15/97    21.00     $0.79         Lehman        $510,300   $214,200,000
    Corporation

7.  Security Capital         09/18/97   09/18/97    28.00     $1.10       J.P. Morgan     $560,000   $420,000,000
    Group, Class B

8.  Parkway Properties       09/19/87   09/19/97    33.69     $1.05      Paine Webber     $673,750   $3,000,000,000


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